               Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934 (Amendment No. / / )

     Check the appropriate box:
     / /  Preliminary Information Statement
     / /  Confidential, for use of the Commission Only
          (as permitted by Rule 14c-5(d)(2))

     /X/  Definitive Information Statement


                                Mirage Holdings, Inc.
                   (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

     /X/  No fee required
     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

          (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing party:

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          (4)  Date filed:

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                                       2

                            MIRAGE HOLDINGS, INC.
                      233 WILSHIRE BOULEVARD, SUITE 510
                            SANTA MONICA, CA 90401

                   NOTICE OF THE TAKING OF CORPORATE ACTION
                     WITHOUT A MEETING BY WRITTEN CONSENT

     Notice is hereby given that the holders of at least 51% of the outstanding stock of Mirage Holdings, Inc., a Nevada corporation (the "Company" or "Mirage"), shall, on or about April 17, 1999, acquire 49% of Network Solutions (Pvt) Limited and 57% of NetSol (UK) Limited by the taking of corporate action in lieu of a special meeting of stockholders. The Company is already a majority shareholder in Network Solutions (Pvt) Ltd.
In addition, the Company already owns 43% of the outstanding shares of NetSol
(UK) Ltd.   The acquisition of both companies would provide Mirage with 100%
ownership in each.

     The accompanying information statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934.

                                       By Order of the Board of Directors,


                                       /s/ Najeeb Ghauri
                                       ---------------------------------------
                                       Najeeb Ghauri
                                       President, Chief Executive Officer,
                                       Chief Financial Officer, Secretary

                              MIRAGE HOLDINGS, INC.
                        233 WILSHIRE BOULEVARD, SUITE 510
                             SANTA MONICA, CA 90401

                             INFORMATION STATEMENT

     This Information Statement is furnished in connection with the taking of corporate action without a meeting by less than unanimous written consent of stockholders. On or about April 17, 1999, the holders of at least 51% of the outstanding stock of Mirage Holdings, Inc., a Nevada corporation (the "Company") intend to acquire 49% of the outstanding shares of Network Solutions (Pvt) Limited and 57% of the outstanding shares of NetSol (UK) Limited by less than unanimous written consent in lieu of taking such action at a special meeting of stockholders. Please be advised, therefore, that this is only an Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The form of Consent is attached hereto for your information.

     This Information Statement is first being sent or given to stockholders on April 17, 1999. Record holders of the Common Stock at the close of business on March 19, 1999 are entitled to receive a copy of this Information Statement. Each stockholder is entitled to one vote for each share of Common Stock held. On March 12, 1999, there were 2,992,065 Common Stock outstanding.

                             SHARES OF ACQUISITION

GENERAL INFORMATION

     Pursuant to the Bylaws and general Nevada corporate law by at least 51% of the outstanding stock, the Company plans on acquiring 49% of the outstanding capital stock of Network Solutions (Pvt) Limited ("NetSol"), a software company development and exporter located in Lahore, Pakistan. NetSol is the first Pakistani based software firm to be certified as "ISO 9001" which is a prestigious accreditation for software developers. The Company specializes in lease and finance software systems targeted for the automotive captive leasing and financing industry. The Company is already a majority shareholder in Network Solutions (Pvt) Ltd.

     According to a recent estimate by Equipment Leasing Association (ELA), the size of the lease and finance industry in North America has grown to $180 billion annually. The customer base of NetSol has grown to include blue chip companies such as Mercedes Benz Finance Companies in Australia, United Kingdom, Singapore, Thailand, Taiwan and Europe. NetSol posted revenues of approximately $500,000 in the first half of its fiscal year end as compared to approximately $94,000 for the same period of 1997. NetSol has a team of over 80 IT professionals and management staff members.

     In addition, the Company plans to acquire 57% of NetSol (UK) Limited ("NetSol UK"), a sister company of NetSol based in Miltonkeynes, England. NetSol UK is the sales and marketing arm of NetSol which has a team of over 20 IT professionals and consultants. In addition, the Company already owns 43% of the outstanding shares of NetSol (UK) Ltd. The acquisition of both companies would provide Mirage with 100% ownership in each.

     NetSol UK has been in operation since 1997. The customer base in Europe has allowed NetSol UK to post revenues of over $2.1 million for the first half of fiscal year 1999. The transaction proposes issuance of 4.2 million shares of Mirage Stock in exchange for the remaining 49% of NetSol and 57% stock of NetSol UK. There is no cash component required for this transaction.

     The Company has engaged the services of an independent nationally recognized valuation expert to assist in this transaction.

     The Company intends to call for a vote to confirm this majority shareholders action by consent at its Meeting of Shareholders scheduled on or about October 16, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date hereof, certain information regarding the ownership of the Common Stock of the Company by (i) each person who is known to the Company to own, of record or beneficially, more than five percent of the Common Stock, and (ii) each of the Company's directors and officers. Where the persons listed have the right to acquire additional shares of Common Stock through the exercise of options or warrants within 60 days, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

DIRECTORS AND EXECUTIVE OFFICERS

 -----------------------------------------------------------------------------
                                               NUMBER OF            PERCENTAGE
            NAME                                SHARES      BENEFICIALLY OWNED
 -----------------------------------------------------------------------------
 Najeeb U. Ghauri                              320,000(1)                 10%
 233 Wilshire Boulevard, Suite 510
 Santa Monica, CA 90401
 -----------------------------------------------------------------------------
 Irfan Mustafa                                 165,000(2)                  5%
 233 Wilshire Boulevard, Suite 510
 Santa Monica, CA 90401
 -----------------------------------------------------------------------------
 Earl T. Shannon                                20,000(3)                  *%
 7851 Orange Drive
 Fort Lauderdale, FL 33338
 -----------------------------------------------------------------------------
 All officers and directors as a group         505,000                    16%
 (3 persons)
 -----------------------------------------------------------------------------

__________

(1) Includes 50,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997. Also, includes 70,000 options granted under Company stock option plan dated January 1999.

(2) Includes 20,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997. Also, includes 45,000 options granted under Company stock option plan dated January 1999.

(3) Includes 20,000 options granted under Company stock option plan dated January 1999.

*Less than 1%

OTHER BENEFICIAL OWNERS

 --------------------------------------------------------------------------
                                    NUMBER OF                    PERCENTAGE
            NAME                    SHARES               BENEFICIALLY OWNED
 --------------------------------------------------------------------------
 Whittington Investments, Ltd.      993,400(1)                          33%
 --------------------------------------------------------------------------
 Clearweather Investments           387,565(2)                          12%
 --------------------------------------------------------------------------

__________

(1) Includes 23,000 Warrants for shares of Common Stock of the Company at an exercise price of $0.75 for a term of five years from date of purchase, April 10, 1997.

(2) Includes 259,500 Warrants for shares of Common Stock of the Company at an exercise price of $0.75 for a term of five years from date of purchase, April 10, 1997.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     On March 30, 1997, the Company purchased 10% of the outstanding capital stock of Network Solutions (PVT) Limited, and on September 15, 1998, the Company increased its ownership interest in NetSol to 51% of the outstanding capital stock. The Company also acquired 43% in NetSol U.K. The Chief Executive Officer, President, and Director of NetSol is Salim Ghauri; a Director of NetSol is Shahab Ghauri; and another Director of NetSol is Naeem Ghauri; all brothers of Najeeb U. Ghauri, President, Secretary, and a Director of the Company. The Company believes that its investment with NetSol was on terms at least as favorable to the Company as would be obtainable in arm's length dealings with unrelated third persons. It is further the Company's intention that all future transactions between the Company and NetSol will be on terms at least as favorable to the Company as would be obtainable in arm's-length dealings with unrelated third persons. However, the ongoing familial relationship between management of the Company and management of NetSol could result in conflicts of interest between the Company and NetSol, which could result in actions taken by the Company that do not fully reflect the interests of all shareholders of the Company. In order to minimize any conflict of interest, the fairness and reasonableness of any material transaction between the Company and NetSol in the future will be subject to approval by a majority of the independent members of the Board of Directors of the Company or by an independent firm selected by such members.

     The Company's management believes that the terms of these transactions are no less favorable to the Company than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

                                       By Order of the Board of Directors,


                                       /s/ Najeeb Ghauri
                                       ---------------------------------------
                                       Najeeb Ghauri
                                       President, Chief Executive Officer,
                                       Chief Financial Officer, Secretary


     A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1998, which has been filed with the SEC pursuant to the Exchange Act, may be obtained without charge upon written request to Najeeb Ghauri, President, Chief Executive Officer, Chief Financial Officer, Secretary, Mirage Holdings, Inc., 233 Wilshire Boulevard, Suite 510, Santa Monica, California, 90401 or from the Internet at WWW.SEC.GOV from the SEC's Edgar database.

                               [FORM OF CONSENT]

                         CONSENT ACTION IN WRITING OF
                         THE MAJORITY SHAREHOLDERS OF
                             MIRAGE HOLDINGS, INC.
                             A NEVADA CORPORATION

                              IN LIEU OF MEETING

     The undersigned majority shareholders of Mirage Holdings, Inc. (the "Company"), acting pursuant to Section 78.3793 of the Nevada General Corporation Law and the Company's Bylaws, hereby consent to take the following actions.

ACQUISITION

     The Company will acquire the following:

[INSTRUCTIONS TO SHAREHOLDERS: If you would like to vote for the acquisition of Network Solutions (Pvt) Limited and NetSol (UK) Limited please mark the box underneath each paragraph relating to the acquisition of NetSol (Pvt) and NetSol
(UK). If you wish to withhold your vote for the acquisition or abstain from voting on this issue, please mark the box underneath which states: "I hereby withhold my vote for this acquisition." If neither box is checked, your vote, either for, against, or abstaining, cannot be counted, so kindly check one box or the other, indicating your preference.]

     Pursuant to the Bylaws and general Nevada corporate law, the Company plans on acquiring 49% of the outstanding capital stock of Network Solutions
(Pvt) Limited ("NetSol"), a software company development and exporter located in Lahore, Pakistan. NetSol is the first Pakistani based software firm to be certified as "ISO 9001" which is a prestigious accreditation for software developers. The Company specializes in lease and finance software systems targeted for the automotive captive leasing and financing industry. NetSol has a team of over 80 IT professionals and management staff members.

     / / I hereby vote to acquire Network Solutions (Pvt) Limited
     / / I hereby withhold my vote for this acquisition

     In addition, the Company plans to acquire 57% of NetSol (UK) Limited ("NetSol UK"), a sister company of NetSol based in Miltonkeynes, England. NetSol UK is the sales and marketing arm of NetSol which has a team of over 20 IT professionals and consultants.

     / / I hereby vote to acquire NetSol (UK) Limited
     / / I hereby withhold my vote for this acquisition

     NOW, THEREFORE, if a majority of the shares vote to elect to acquire these companies, BE IT RESOLVED that the Company will acquire Network Solutions (Pvt) Limited and NetSol (UK) Limited and these companies are hereby acquired.

EFFECTIVENESS OF THIS CONSENT

     This Consent shall be effective for no longer than sixty (60) days from the date of the first signature below. The Company intends to call for a vote to ratify this majority shareholders action by consent at its Annual Meeting of Shareholders on or about October 15, 1999.

REVOCABILITY OF THIS CONSENT

     This consent is fully revocable by a writing received by the Company prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Company. Such revocation is effective upon its receipt by the Secretary of the Company. If you wish to revoke this consent after you have signed it, please mail, fax, or send by overnight delivery, your revocation in writing to:

                         Mr. Najeeb Ghauri, Secretary
                             Mirage Holdings, Inc.
                       233 Wilshire Boulevard, Suite 510
                             Santa Monica, CA 90401
                            Facsimile: (310) 451-3953

FURTHER ACTION

     RESOLVED, that the Officers and Directors of the Company are authorized to take such further action as they may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

FACSIMILE SIGNATURES

     RESOLVED, that facsimile signatures of the shareholders on this Consent shall be deemed to be original signatures for all intents and purposes.

CERTIFICATION

     The undersigned hereby consent to this action and the resolutions set forth above and direct and authorize that a copy of this Consent Action in Writing by the Majority Stockholders be placed by the Company's Secretary with the minutes of the proceedings of the Stockholders in the official records of the Company.

SHAREHOLDER SIGNATURE:
--------------------------------------------------------------------------------

 Print Name:                              Date Signed:    Number of Shares Held:
            --------------------------
 Sign Name:
            ---------------------------  --------------   ----------------------

--------------------------------------------------------------------------------